EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY

                           Eat Joe's U of P., Inc.
                           E. A. J. Phl, Airport, Inc.
                           Eat at Joe's Gallery, Inc.
                           E. A. J. Enterprises, Inc.
                           Eat at Joe's Harborplace, Inc.
                           E. A. J. Shoppington, Inc.
                           Eat at Joe's Neshaminy, Inc.
                           Eat at Joe's Plymouth Incorporated
                           E. A. J. Danbury, Inc.
                           1337855 Ontario, Inc.